I, Bob Yeager, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of pages, inscribed with the same Authentication Code, is a true copy of the public record of the 700 East Pratt Street, 2nd Flr, Ste 2700, Baltimore, Maryland 21202 Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941 MRS (Maryland Relay Service) (800) 735-2258 TT/Voice Online Certificate Authentication Code: To verify the Authentication Code, visit http://dat.maryland.gov/verify I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation. In witness whereof, I have hereunto subscribed my signature and affi xed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this for (Department ID: ) Acknowledgement Number: STATE OF MARYLAND Department of Assessments and Taxation Certified Documents with a verifiable Authentication Code are Official, State-Approved Documents Bob Yeager Director D17319971 ARTICLES OF AMENDMENT AND RESTATEMENT-CORPORATION 20 INNOVATIVE INDUSTRIAL PROPERTIES, INC. 1000362010045898 ezaVrQJUfki_zkIjM2WKoA October 14, 2026.

CORPORATE CHARTER APPROVAL SHEET ** KEEP WITH DOCUMENT **EXPEDITED SERVICE ** DOCUMENT CODE ly. BUSINESS CODE _ Nonstock Merging (Transferor) Surviving (Transferee) Credit Card Base Fee Org & Cap Fee Expedite Fee Penalty State Recordation Tax State Transfer Tax Certified Copies Copy Fee Certificates Certificate of Status Fee Personal Property Filings Mail Processing Fee. Other TOTAL FEES Check FEES REMITTED /(t>________ ms ^ 0 Cash Documents on Checks Approved By fCeyed By __ COMMENT(S) 0 1000362010045898 ID H D17319971 flCK H 1000362010045898 PAGES 0020INNOVATIVE INDUSTRIAL PROPERTIES, INC ' -III __ Change of Name Change of Principal Office " ^ Change of Resident Agent _____ Change of Resident Agent Address _____ Resignation of Resident Agent _____ Designation of Resident Agent and Resident Agent’s Address _____ Change of Business Code Adoption of Assumed Name Other Change(s), Code rrv Attention 01/24/2017 AT 10 50 A WO S 0004725255 ---------------- ------- New Name CrnriMm /" - ^----------- - -------CSC-LAWYERS INCORPORATING SERVICE COMPANY 7 ST PAUL STREET SUITE 820 BALTIMORE MD 21202 V ) _______ _______ _\ ^ CUST ID 0003508678 WORK ORDER 00®^'^25255DATE 01-24-2017 12 20 PM fiMT PAID $585 00 J V _---- - ----------- Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 1 of 20

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT OF INNOVATIVE INDUSTRIAL PROPERTIES, INC. FIRST Innovative Industrial Properties, Inc, a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended SECOND The following provisions are all the provisions of the charter currently in effect and as hereinafter amended ARTICLE I NAME The name of the corporation is Innovative Industrial Properties, Inc (the “Company”) ARTICLE II PURPOSES AND POWERS The purposes for which the Company is formed are to engage m any lawful act or activity (including, without limitation or obligation, qualifying and engaging m business as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter m force ARTICLE III RESIDENT AGENT AND PRINCIPAL OFFICE The address of the Company’s registered office m the State of Maryland is 7 St Paul Street, Suite 820, Baltimore, Maryland 21202, and the name of the Company's registered agent at such address is CSC-Lawyers Incorporating Service Company The address of the Company’s principal office m the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St Paul Street, Suite 820, Baltimore, Maryland 21202 The Company may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine ARTICLE IV DEFINITIONS As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires ‘BOARD” means the Board of Directors of the Company ‘BYLAWS” means the Bylaws of the Company, as amended from time to time 476649-5 EYR Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 2 of 20

'‘CHARTER” means the charter of the Company, as amended from time to time ‘CODE” shall have the meaning as provided in Article II herein ‘COMMON STOCK” shall have the meaning as provided m Section 5 1 herein ‘COMPANY” shall have the meaning as provided in Article I herein ‘DIRECTOR” means a director of the Company “DISTRIBUTIONS” means any distributions (as such term is defined in Section 2-301 of the MGCL) pursuant to Section 5 2(iii) hereof, by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes “MGCL” means the Maryland General Corporation Law, as m effect from time to time “PERSON” means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit (as defined m Section 5 7(i) hereof) applies ‘PREFERRED STOCK” shall have the meanmg as provided m Section 5 1 herein ‘REIT” means a real estate investment trust under the REIT Provisions of the Code “REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder “SECURITIES” means any of the following issued by the Company, as the text requires Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations m, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing “SHARES” means shares of stock of the Company of any class or series, including Common Stock and Preferred Stock :UST ID 0003508678 •JORK ORDER 0004725255 )flTE 01-24-2017 12 20 PM ^MT PAID $585 00 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 3 of 20

“STOCKHOLDERS” means the holders of record of the Shares as maintained m the books and records of the Company or its transfer agent ARTICLE V STOCK SECTION 5 1 AUTHORIZED SHARES The total number of Shares that the Company shall have authority to issue, each with a par value of $0 001 per share, is 100,000,000 Shares, consisting of (a) 50,000,000 shares of common stock (the “Common Stock”) and (b) 50,000,000 shares of preferred stock (the “Preferred Stock”) The aggregate par value of all authorized shares of stock having par value is $100,000 If Shares of one (1) class of stock are classified or reclassified into Shares of another class of stock pursuant to Section 5 2(n) or Section 5 3 of this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, m each case by the number of Shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Section 5 1 The Board, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company has authority to issue SECTION 5 2 COMMON STOCK The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of Common Stock of the Company (i) COMMON STOCK SUBJECT TO TERMS OF PREFERRED STOCK The shares of Common Stock shall be subject to the express terms of any series of Preferred Stock (ii) DESCRIPTION Subject to Section 5 7 hereof and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote The Board may classify or reclassify any unissued shares of Common Stock (whether or not such shares have been previously classified or reclassified) from time to time into one or more classes or series of stock by setting or changing m any one or more respects the class and series designations of shares of capital stock or setting or changing m any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock (ill) DISTRIBUTION RIGHTS The Board from time to time may authorize the Company to declare and pay to Stockholders such dividends or other Distributions in cash or other assets of the Company or in Securities of the Company, including Shares of one class payable to holders of Shares of another class, or from any other source as the Board in its discretion shall determine The Board shall endeavor to authorize the Company to declare and pay such dividends and other Distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Company, provided. Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 4 of 20

however, Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Company The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding The receipt by any Person in whose name any Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable m respect of such Shares and from all liability to see to the application thereof (iv) RIGHTS UPON LIQUIDATION In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of shares of Common Stock shall be determined m accordance with applicable law Each holder of shares of Common Stock of a particular class shall be entitled to receive, ratably with each other holder of shares of Common Stock of such class, that portion of such aggregate assets available for distribution ratably in proportion to the number of shares of Common Stock held by them (v) VOTING RIGHTS Except as may be provided otherwise in the Charter, and subject to the express terms of any class or series of Preferred Stock hereafter classified or reclassified, the holders of shares of Common Stock shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders Shares of Common Stock shall not have cumulative voting rights SECTION 5.3 PREFERRED STOCK The Board may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of Shares SECTION 5 4 CLASSIFIED OR RECLASSIFIED SHARES Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares, (b) specify the number of Shares to be included m the class or series, (c) set or change, subject to the provisions of Section 5 7 and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers (including the ability to grant exclusive voting rights on a Charter amendment that would alter contract rights, as expressly set forth in the Charter, only of the specified class or series of stock), restrictions, including without limitation, restrictions as to transferability, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series, and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5 4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner m which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth m the articles supplementary or other Charter document Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 5 of 20

SECTION 5 5 STOCKHOLDERS’ CONSENT IN LIEU OF MEETING Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting by consent, m writing or by electronic transmission, m any manner and by the vote permitted by the MGCL and set forth in the Bylaws SECTION 5 6 CHARTER AND BYLAWS The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws The Board shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws SECTION 5 7 RESTRICTIONS ON OWNERSHIP AND TRANSFER (i) DEFINITIONS For purposes of this Section 5 7, the following terms shall have the following meanings “AGGREGATE SHARE OWNERSHIP LIMIT’’ means 9 8% (in value or number of Shares, whichever is more restrictive) of the aggregate of the outstanding Shares The value and number of the outstanding Shares shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof “BENEFICIAL OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings “BUSINESS DAY” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close “CHARITABLE BENEFICIARY” means one or more beneficiaries of the Trust as determined pursuant to Section 5 7(iii)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code “CONSTRUCTIVE OWNERSHIP” means ownership of Shares by a Person, whether the interest m the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings “EXCEPTED HOLDER” means a Stockholder for whom an Excepted Holder Limit is created by the Board pursuant to Section 5 7(ii)(g) Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 6 of 20

“EXCEPTED HOLDER LIMIT” means, provided that the attected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 5 7(ii)(g), and subject to adjustment pursuant to Section 5 7(ii)(h), the percentage limit established by the Board pursuant to Section 5 7(ii)(g) “MARKET PRICE” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, m either case as reported on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board “NYSE” means the New York Stock Exchange “OWNERSHIP LIMIT” means (i) with respect to shares of Common Stock, 9 8% (m value or number of Shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Company, and (ii) with respect to any class or series of shares of Preferred Stock, 9 8% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock of the Company The number and value of the outstanding Shares of the Company shall be determined by the Board m good faith, which determmation shall be conclusive for all puiposes hereof For purposes of determining the percentage ownership of Shares by any Person, Shares that may be acquired upon conversion, exchange or exercise of any Securities of the Company directly or constructively held by such Person, but not Shares issuable with respect to the conversion, exchange or exercise of Securities for the Company held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise “PROHIBITED OWNER” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 5 7, would Beneficially Own or Constructively Own Shares m violation of Section 5 7(ii)(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned “RESTRICTION TERMINATION DATE” means the first day on which the Board determines pursuant to Section 7 3 hereof that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 7 of 20

TRANSFER means any issuance, sale, transier, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any Securities or rights convertible into or exchangeable for Shares or any interest m Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests m other entities that result in changes in Beneficial or Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record. Constructively Owned or Beneficially Owned and whether by operation of law or otherwise The terms “Transferring” and “Transferred” shall have the correlative meanings ‘TRUST” means any trust provided for in Section 5 7(iii)(a) “TRUSTEE” means the Person unaffihated with the Company and a Prohibited Owner that is appointed by the Company to serve as trustee of the Trust (n) SHARES (a) OWNERSBftP LIMITATIONS During the period commencing on the date that the Company elects to qualify for federal income tax treatment as a REIT and prior to the Restriction Termination Date, but subject to Section 5 8 (I) BASIC RESTRICTIONS (A) (1) Except as set forth in any articles supplementary creating any class or series of Shares, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares m excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares m Excess of the Ownership Limit, and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares m excess of the Excepted Holder Limit for such Excepted Holder (B) No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to. Beneficial or Constructive Ownership that would result m the Company owning (actually or Constructively) an mterest m a tenant that is described m Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) (C) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be Beneficially Owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code) Notwithstanding any other provisions contained herein (but subject to Section 5 8), any Transfer of Shares that, if effective. Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 8 of 20

would result in Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab mitio, and the intended transferee shall acquire no rights in such Shares (II) TRANSFER IN TRUST If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 5 7(ii)(a)(I)(A) or (B), (A) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 5 7(ii)(a)(I)(A) or (B) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5 7(iii), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights m such Shares, or (B) if the transfer to the Trust described m clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 5 7(ii)(a)(I)(A) or (B) then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 5 7(ii)(a)(I)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights m such Shares (III) To the extent that, upon a transfer of Shares pursuant to Section 5 7(ii)(a)(II), a violation of any provision of this Section 5 7 would nonetheless be continuing (for example, where the ownership of Shares by a single Trust would violate the 100 stockholder requirement applieable to REITs), then Shares shall be transferred to the number of Trusts, each having a distinct Trustee and one or more Charitable Beneficiaries that are distinct from those of each other Trust, such that there is not violation of any provisions of this Section 5 7 (b) REMEDIES FOR BREACH If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results m a violation of Section 5 7(ii)(a) or that a Person intends to acquire or has attempted to acquire Benefieial or Constructive Ownership of any Shares in violation of Section 5 7(ii)(a) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event, provided, however, that any Transfer or attempted Transfer or other event m violation of Section 5 7(ii)(a) shall automatically result m the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof (c) NOTICE OF RESTRICTED TRANSFER Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 5 7(ii)(a)(I)(A) or (B) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provision's of Section 5 7(ii)(a)(II) shall Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 9 of 20

immediately give written notice to the Company of such event, or m the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request m order to determine the effect, if any, of such Transfer on the Company’s status as a REIT (d) OWNERS REQUIRED TO PROVIDE INFORMATION Prior to the Restriction Termination Date (I) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit and the Ownership Limit, and (II) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner or a Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance (e) REMEDIES NOT LIMITED Subject to Section 7 3 hereof, nothing contained m this Section 5 7(n)(e) shall limit the authority of the Board to take such other action as It deems necessary or advisable to protect the Company and the interests of its stockholders m preserving the Company’s status as a REIT (f) AMBIGUITY In the case of an ambiguity m the application of any of the provisions of this Section 5 7(ii), Section 5 7(in), or any definition contained m Section 5 7(i), the Board shall have the power to determine the application of the provisions of this Section 5 7(ii) or Section 5 7(m) or any such definition with respect to any situation based on the facts known to it In the event Section 5 7(n) or (in) requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 5 7 Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth m Section 5 7(n)(b)) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 5 7(ii)(a), such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person (g) EXCEPTIONS Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 10 of 20

(I) Subject to Section 5 7(ii)(a)(I)(B), the Board, m its sole discretion, may (prospectively or retroactively) exempt a Person from the Aggregate Share Ownership Limit or the Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if (A) the Board obtains such representations, covenants and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 5 7(ii)(a)(I)(B), (B) such Person does not, and represents that it will not, actually own or Constructively Own an interest m a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to actually own or Constructively Own more than a 9 9% interest (as set forth m Section 856(d)(2)(B) of the Code) m such tenant and the Board obtams such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or contiolled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, m the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company), and (C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained m Section 5 7(ii)(a) through Section 5 7(ii)(f)) will result m such Shares hemg automatically transferred to a Trust m accordance with Section 5 7(ii)(A)(II) and Section 5 7(ni) (II) Prior to granting any exception pursuant to Section 5 7(ii)(g)(I), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, m either case m form and substance satisfactory to the Board m its sole discretion, as it may deem necessary or advisable m order to determine or ensure the Company’s status as a REIT Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate m connection with granting such exception (III) Subject to Section 5 7(u)(a)(I)(B), an underwriter, placement agent or initial purchaser that participates m a public offering, a private placement or private resale of Shares (or Securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or Securities convertible into or exchangeable for Shares) m excess of the Aggregate Share Ownership Limit, the Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or resale of such Shares and provided that the restrictions contained m Section 5 7(ii)(a)(I) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such Shares (h) CHANGE IN AGGREGATE SHARE OWNERSHIP LIMIT AND OWNERSHIP LIMIT Subject to Section 5 7(ii)(a)(I)(B), the Board may from time to time increase or decrease the Aggregate Share Ownership Limit and the Ownership Limit, provided, however, that a decreased Aggregate Share Ownership Limit and/or Ownership Limit will not be 10 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 11 of 20

sffective for any Person whose Beneficial Ownership or Constructive Ownership ot Shares is in :xcess of such decreased Aggregate Share Ownership Limit and/or Ownership Limit until such ime as such Person’s Beneficial Ownership or Constructive Ownership of Shares equals or falls lelow the decreased Aggregate Share Ownership Limit and/or Ownership Limit, but until such ime as such Person’s Beneficial Ownership or Constructive Ownership of Shares falls below inch decreased Aggregate Share Ownership Limit and/or Ownership Limit any further icquisition or increase in Beneficial Ownership or Constructive Ownership of Shares will be m notation of the Aggregate Share Ownership Limit and/or Ownership Limit and, provided ’urther, that the new Aggregate Share Ownership Limit and/or Ownership Limit would not allow Ive or fewer Persons (taking into account all Excepted Holders) to Beneficially Own or Constructively Own more than 49 9% in value of the outstandmg Shares (i) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER Jpon issuance or Transfer of Shares prior to the Restriction Termination Date, the Company ;hall provide the recipient with a notice containing information about the Shares purchased or itherwise Transferred, m lieu of issuance of a share certificate, in a form substantially similar to he following The securities of Innovative Industrial Properties, Inc (the “Company”) are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) Subject to certain further restrictions and except as expressly provided in the Company’s charter, (i) no Person may Beneficially or Constructively Own Shares in excess of 9 8% of the value of the total outstanding Shares or 9 8% (m value or m number of Shares, whichever is more restrictive) of any class or series of Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable), (ii) no Person may Beneficially or Constructively Own Shares that would result in the Company bemg “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, and (iii) any Transfer of Shares that, if effective, would result m the Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio and the intended transferee shall acquire no rights in such Shares Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which causes or will cause a Person to Beneficially or Constructively Own Shares in excess or m violation of the above limitations must immediately notify the Company in writing (or, m the case of an attempted transaction, give at least 15 days prior written notice) If any of the restrictions on Transfer or ownership as set forth m (i) and (ii) above are violated, the Shares m excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries In addition, the Company may redeem shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio All capitalized terms m this notice have the meanings defined m the Company’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each 11 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 12 of 20

holder of Shares on request and without charge Requests for such a copy may be directed to the Secretary of the Company at its principal office (111) TRANSFER OF SHARES IN TRUST (a) OWNERSHIP IN TRUST Upon any purported Transfer or other event described m Section 5 7(ii)(a)(III) that would result m a transfer of Shares to a Trust, such Shares shall be transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5 7(ii)(a)(III) The Trustee shall be appointed by the Company and shall be a Person unaffihated with the Company and any Prohibited Owner Each Charitable Beneficiary shall be designated by the Company as provided m Section 5 7(iii)(Q (b) STATUS OF SHARES HELD BY THE TRUSTEE Shares held by the Trustee shall be issued and outstanding Shares The Prohibited Owner shall have no rights in the shares held by the Trustee The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held m the Trust (c) DIVIDEND AND VOTING RIGHTS The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Chariiable Beneficiary Any dividend or other Distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such dividend or other Distribution to the Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee Any dividend or other Distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary The Prohibited Owner shall have no voting rights with respect to shares held m the Trust and, subjeet to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast such vote m accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary, provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote Notwithstanding the provisions of this Section 5 7, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders (d) SALE OF SHARES BY TRUSTEE Within 20 days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee shall sell the Shares held m the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth m Section 5 7(ii)(a)(I) or (II) Upon such sale, the interest of the Charitable Beneficiary m the Shares sold shall terminate and the Trustee shall 19 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 13 of 20

distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneticiary as provided in this Section 5 7(iii)(d) The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares m connection with the event causing the Shares to be held in the Trust (e g , in the Liase of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price per Share received by the Trustee from the sale or other disposition of the Shares held in the Trust The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5 7(iii)(c) Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5 7, such excess shall be paid to the Trustee upon demand (e) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted m such transfer to the Trust (or, m the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 5 7(iii)(c) The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 5 7(iii)(d) Upon such a sale to the Company, the interest of the Charitable Beneficiary m the Shares sold shall termmate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner (f) DESIGNATION OF CHARITABLE BENEFICIARIES By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held m the Trust would not violate the restrictions set forth m Section 5 7(ii)(a)(I) or (II) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code SECTION 5 8 SETTLEMENTS Nothing in Section 5 7 shall preclude the settlement of any transaction entered mto through the facilities of the NYSE or any other national securities exchange or automated mter-dealer quotation system The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Sections 5 7, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth m Section 5 7 n Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 14 of 20

SECTION 5 9 SEVERABILITY If any provision of Section 5 7 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 5 7 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court SECTION 5 10 ENFORCEMENT The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Section 5 7 SECTION 5 11 NON-WAIVER No delay or failure on the part of the Company or the Board m exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived m writing SECTION 5.12 PREEMPTIVE AND APPRAISAL RIGHTS Except as may be provided by the Board m setting the terms of classified or reclassified Shares pursuant to Section 5 4 or as may otherwise be provided by contract approved by the Board, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Company which it may issue or sell Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board, upon the affirmative vote of a majority of the Board, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights ARTICLE VI BOARD OF DIRECTORS SECTION 6 1 NUMBER OF DIRECTORS The number of Directors of the Company shall initially be two, which number may be increased or decreased from time to time only by the Board pursuant to the Bylaws, but shall never be less than the minimum required by the MGCL The names of the initial Directors who shall serve until the first annual meeting of Stockholders and until their successors are duly elected and qualify are AlanD Gold Gary A Kreitzer The Board may increase the number of Directors and may fill any vacancy, whether resulting from an increase m the number of Directors or otherwise, on the Board m the manner provided m the Bylaws The Company elects, at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board m setting the terms of any class or series of shares of Preferred Stock, any 14 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 15 of 20

and all vacancies on the Board may be tilled only by the attirmative vote ot a majority ot the remaining Directors m office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship m which such vacancy occurred No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term SECTION 6 2 RESIGNATION OR REMOVAL Any Director may resign by delivering notice to the Board, effective upon receipt by the Board of such notice or upon any future date specified m the notice Subject to the rights of holders of one or more classes or series of shares of Preferred Stock, any Director or the entire Board may be removed from office at any time, but only for cause, and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of Directors For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty ARTICLE VII POWERS OF THE BOARD OF DIRECTORS SECTION 7.1 GENERAL The business and affairs of the Company shall be managed under the direction of the Board The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board Any construction of the Charter or determination made in good faith by the Board concemmg its powers and authority hereunder shall be conclusive The enumeration and definition of particular powers of the Board included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise m any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter m force SECTION 7.2 AUTHORIZATION BY BOARD OF STOCK ISSUANCE The Board may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or Securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth m the MGCL, the Charter or the Bylaws SECTION 7 3 REIT QUALIFICATION If the Company elects to qualify for federal income tax treatment as a REIT, the Board shall take such actions as are necessary or appropriate to preserve the status of the Company as a REIT, provided, however, if the Board determines that It IS no longer in the best interests of the Company to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code The Board also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Section 5 7 hereof is no longer required for REIT qualification 15 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 16 of 20

SECTION 7.4 DETERMINATIONS BY BOARD The determination as to any or the following matters, made by or pursuant to the direction of the Board consistent with the Charter, shall be final and conclusive and shall be binding upon the Company and every holder of Shares the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares, the amount of paid-m surplus, net assets, other surplus, annual or other cash flow, funds from operations (and any variation thereof), net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets, the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged), any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any class or series of Shares) or the Bylaws, the fair value, or any sale, bid or asked price to be applied m determining the fair value, of any asset owned or held by the Company or any Shares, the number of Shares of any class of the Company, any matter relating to the acquisition, holding and disposition of any assets by the Company, any interpretation of the terms and conditions of one or more of the agreements with any persons, or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board, provided, however, that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination ARTICLE VIII EXTRAORDINARY ACTIONS Except as specifically provided in Section 6 2 hereof (relating to removal of Directors) and in the last sentence of Article X, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter ARTICLE IX LIABILITY OF STOCKHOLDERS, DIRECTORS AND OFFICERS SECTION 91 LIMITATION OF DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION (a) To the maximum extent that Maryland law m effect from time to tune permits limitation of the liability of directors and officers of a corporation, no present or former Director or officer of the Company shall be liable to the Company or its Stockholders for money 16 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 17 of 20

damages Neither the amendment nor repeal of this Section 9 1(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 9 1(a), shall apply to or affect m any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption (b) The Company shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Company or (ii) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, jomt venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may mcur by reason of his or her service in that capacity The Company shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described m (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company ARTICLE X AMENDMENTS The Company reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth m the Charter, of any outstanding Shares All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation Except as otherwise provided in the next sentence and except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter However, any amendment to the second sentence of Section 6 2 hereof or to this sentence of the Charter shall be valid only if declared advisable by the Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter THIRD: The amendment and restatement of the Charter as herein set forth has been duly approved by a majority of the Board of Directors, and the amendment of the Charter as herein set forth IS limited to a change expressly authorized by Section of the MGCL to be made without action by the stockholders of the Company 2 ’‘CoS FOURTH: The current address of the principal office of the Company is as set forth m Article III of the foregoing amendment and restatement of the Charter FIFTH The name and address of the Company’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the Charter 17 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 18 of 20

SIXTH* There are six directors of the Company The names of the directors currently m office are as follows AlanD Gold Paul E Smithers Gary A Kreitzer GaryM Mahno Scott Shoemaker David Stecher SEVENTH The foregoing amendment and restatement to the Charter of the Company does not increase the authorized capital stock of the Company EIGHTH The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury NINTH These Second Articles of Amendment and Restatement shall become effective as of the later of (i) the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment for record, or (ii) 5 00 p m (Eastern Time) on January 26, 2017 [SIGNATURES ON FOLLOWING PAGE] 18 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 19 of 20

[N WII NESS WHCRLOI Innovauvc Industrial Propeiiies, Im, has caused these Second Aitides of Amendment and Restatement to be signed in its name and on its behalf b> ns Chief Executive Officei, and attested b> its Sccietaiy on this 24th day Januaiy, 2017. IhhOVATIVE INDUSTRIAL PROPERTIES INC ^ Paul E Smithets, Chief Executive Officer and President Attest By____ _ Brian 1 VVolte. Secretary , 10 Acknowledgment Number: 1000362010045898 Authentication Number: ezaVrQJUfki_zkIjM2WKoA Page 20 of 20

I, Bob Yeager, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of pages, inscribed with the same Authentication Code, is a true copy of the public record of the 700 East Pratt Street, 2nd Flr, Ste 2700, Baltimore, Maryland 21202 Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941 MRS (Maryland Relay Service) (800) 735-2258 TT/Voice Online Certificate Authentication Code: To verify the Authentication Code, visit http://dat.maryland.gov/verify I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation. In witness whereof, I have hereunto subscribed my signature and affi xed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this for (Department ID: ) Acknowledgement Number: STATE OF MARYLAND Department of Assessments and Taxation Certified Documents with a verifiable Authentication Code are Official, State-Approved Documents Bob Yeager Director D17319971 ARTICLES SUPPLEMENTARY-CORPORATION 18 INNOVATIVE INDUSTRIAL PROPERTIES, INC. 1000362010703173 s5FdglZ0RkG5Ux2xVhkLIA October 14, 2026.

CORPORATE CHARTER APPROVAL SHEET ** KEEP WITH DOCUMENT **** EXPEDITED SERVICE ** DOCUMENT CODE lU BUSINESS CODE_______ NonstockClose PA Stock Religious Merging (Transferor) 10003620 0703173 ID » D17319971 flCK H 1000362010703173 PPGES 0018 INNOVATIVE INDUSTRIAL PROPERTIES, INC Surviving (Transfeiee) Base Fee Oig & Cap Fee Expedite Fee Penalty State Recordation Tax State Transfer Tax Certified Copies Copy Fee Certificates Ceitificate of Status Fee Personal Property Filings Mail Processing Fee Other FEES REMITTED lot) Credit Card TOTAL FEES Check v/ Cash 68^ Documents on Checks Approved By Keyed By __ COMMENT(S) 10/17/2017 AT 09.12 A WO H 0004807849 Change of Name Change of Principal Office Change of Resident Agent Change of Resident Agent Address Resignation of Resident Agent Designation of Resident Agent and Resident Agent’s Address Change of Business Code Adoption of Assumed Name Other Change(s) Code Attention CSC-LAWYERS INCORPORATING SERVICE COMPANY 7 ST PAUL STREET SUITE 820 BALTIMORE MD 21202 CUST ID.0003591272 WORK ORDER 0004807849 DATE 10-17-2017 09 42 AM AMT PAID $583 00 Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 1 of 18

INNOVATIVE INDUSTRIAL PROPERTIES. INC. ARTICLES SUPPLEMENTARY 690,000 SHARES OF 9.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK October 16,2017 Innovative Industrial Properties, Inc , a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that FIRST Under a power contained in Article V of the charter of the Company (the “Charter”) and Section 2-105 of the Maryland General Corporation Law, the Board of Diiectors of the Company (the “Board”) and a duly authorized committee thereof, by duly adopted resolutions, classified 690,000 shares of authorized but unissued preferred stock, $0 001 par value per share, of the Company as shares of 9 00% Series A Cumulative Redeemable Preferred Stock, with the following preferences, conversion and other rights, voting powers, lestiictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (which, upon any restatement of the Charter, may be made a part of Article V thereof, with any necessary or appropriate changes to the numeration or lettering of the sections or subsections hereof) Capitalized terms used but not defined herem shall have the meanings given to them in the Charter 1 Designation and Number A senes of Preferred Stock, designated the 9 00% Series A Cumulative Redeemable Preferred Stock (the “Senes A Preferred Stock”), is hereby established The number of authoiized shares of Series A Preferred Stock shall be 690,000 2 Rank The Series A Preferred Stock, with respect to dividend rights and lights upon voluntary or involuntary liquidation, dissolution or winding up of tlie affairs of the Company, will lank (a) senior to all classes or series of Common Stock and to any other class or senes of capital stock of the Company expressly designated as ranking junior to the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or mvoluntary liquidation, dissolution or wmding up of the affairs of the Company, (b) on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntaiy or involuntaiy liquidation, dissolution or wmding up of the affairs of the Company (the “Parity Preferred Stock”), and (c) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or mvoluntary liquidation, dissolution or wmding up of the affairs of the Company (the “Senior Stock”) The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series A Preferred Stock prior to conversion or exchange The Series A Preferred Stock will also lank junior m light of payment to the Company's other existing and future debt obligations 3 Dividends (a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series A Prefen ed Stock with respect to dividend rights, holders of shaies of the Series A Preferred Stock are entitled to receive, when, as and if authonzed by the Board and declared by the Company out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9 00% per annum of the $25 00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $2 25 per share of the Series A Preferred Stock) Dividends on the Series A Preferred Stock shall accrue and be cumulative finm and mcludmg the date of origmal issue (the “Original Issue Date”) and shall be payable to holders quarterly m arrears on each Dividend Payment Date (as defined below), commencmg Januaiy 16,2018, provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the 4830-7890-3377 25 862511-5 EYR Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 2 of 18

dividend that would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, with the same force and effect as if paid on such Dividend Payment Date, and no interest 01 additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Busmess Day The amount of any dividend payable on the Series A Preferred Stock foi any Dividend Period (as defined below) shall be computed on the basis of a 360-day year consisting of twelve 30-day months Dividends will be payable to holdeis of recoid as they appear m the stockholder lecoids of the Company at the close of busmess on the applicable Dividend Record Date (as defined below) Notwithstanding any provision to the contrary contained herein, each outstanding share of Senes A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date “Dividend Record Date” shall mean the date designated by the Board as the lecoid date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the applicable Dividend Payment Date "Dividend Payment Date" shall be the 15* day of January, April, July and October of each year “Dividend Period” shall mean the respective periods commencing on and including the 15* day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Oiigmal Issue Date and end on and include January 14, 2018, and other than the Dividend Period durmg which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 or Section 6, which shall end on and include the day piecedmg the ledemption date with respect to the shaies of Series A Prefeired Stock being redeemed) The term “Business Day” shall mean each day, other than a Saturday oi a Sunday, which is not a day on which banking mstitutions m New York, New Yoik are authoiized or required by law, regulation oi executive order to close (b) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized by tlie Board or declared by the Company (c) Except as provided m Section 3(d) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any othei class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series A Prefen ed Stock (other than a dividend paid in shares of Common Stock or m shares of any othei class or series of capital stock ranking junior to the Senes A Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company) for any period, nor shall any shares of Common Stock or any other shares of any other class or senes of capital stock of the Company lanking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Senes A Prefen ed Stock be redeemed, purchased or otherwise acquired for any consideration, noi shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or mdiiectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or wmdmg up of the Company, and except for the acquisition of shares made pursuant to the provisions of Article V of the Charter or Section 9 hereof and the purchase or acquisition of any other class or series of capital stock of the Company ranking on parity with the Series A Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or wmdmg up of the Company pursuant to a purchase or exchange offei made on the same terms to holders of all outstanding shares of Senes A Preferred Stock), unless full cumulative dividends on the Senes A Prefen ed Stock for all past Dividend Periods that have ended shall have been oi contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment (d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) on the Series A Prefen ed Stock and the shares of any other class oi series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Senes A Prefeired Stock shall be declared pro rata, so that the amount of dividends declared per share of Series A Preferred Stock and such 4830-7890-3377 25 Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 3 of 18

other class or series of capital stock shall m all cases bear to each other the same ratio that accmed dividends per share on the Senes A Preferred Stock and such othei class or senes of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class oi senes of capital stock does not have a cumulative dividend) bear to each other No interest, oi sum of money in lieu of mterest, shall be payable m respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears (e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which lemain payable Accrued but unpaid dividends on the Series A Preferred Stock will accrue as of the Dividend Payment Date on which they first become payable 4 Liquidation Preference Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distiibution oi payment shall be made to holdeis of shaies of Common Stock or any other class or senes of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution oi winding up of the Company, junioi to the Series A Preferied Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25 00 per share of Series A Preferred Stock, plus an amount per share equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to rights upon liquidation, dissolution or winding up of the Company, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of shares of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled Written notice of any distribution m connection with such voluntary or mvoluntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable m such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company The consolidation or merger of the Company with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the Company’s property or busmess, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company and no such advance notice shall be required In determining whetlier a distnbution (other than upon voluntary or mvoluntary liquidation) by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company weie to be dissolved at the time of the distribution, to satisfy the prefeiential rights upon dissolution of holders of the Series A Preferred Stock 5 Optional Redemption by the Company (a) Shares of Senes A Piefeired Stock shall not be redeemable piior to October 19, 2022, except as set forth in Section 6 below or to qualify or to preserve the qualification of the Company as a REIT (b) On and after October 19, 2022, the Company, at its option upon not fewer than 30 and not more than 60 days’ wiitten notice, may redeem the Senes A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) thereon to, but not including, the date fixed for redemption. 4830-7890-3377 25 Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 4 of 18

Acknowledgment Number: 1000362010703173

without interest, to the extent the Company has funds legally available therefor (the "**Optional Redemption Right**") If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot, or by any other equitable method that the Company determines will not violate the Series A Ownership Limit (as defined in Section 9 below) If redemption is to be by lot and, as a result, any holder of shares of Series A Preferred Stock, other than a holder of shares of Series A Preferred Stock that has received an exemption from the Series A Ownership Limit, would have actual ownership, Beneficial Ownership or Constructive Ownership in excess of the Series A Ownership Limit, because such holder's shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will own Series A Preferred Stock in excess of the Series A Ownership Limit, subsequent to such redemption Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place, or in accordance with the book-entry procedures, designated in the notice of redemption and shall be entitled to the redemption price of $25 00 per share, plus an amount equal to all accrued but unpaid dividends thereon, payable upon such redemption following such surrender If (i) notice of redemption of any shares of Series A Preferred Stock has been given (in the case of a redemption of the Series A Preferred Stock other than to qualify or preserve the qualification of the Company as a REIT), (ii) the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price of $25 00 per share plus an amount equal to all accrued but unpaid dividends thereon, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series A Preferred Stock shall terminate, except the right to receive the redemption price of $25 00 per share plus an amount equal to all accrued but unpaid dividends thereon payable upon such redemption, without interest So long as full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Company's right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions and individual purchases at such prices as the Company negotiates, in each case as duly authorized by the Board

(c) In the event of any redemption of the Series A Preferred Stock in order to qualify or preserve the qualification of the Company as a REIT, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 If the Company calls for redemption any shares of Series A Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25 00 per share together with all accrued and unpaid dividends to, but not including, the date fixed for redemption

(d) Unless full cumulative dividends on all shares of Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) authorized, declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, no shares of Series A Preferred Stock shall be redeemed pursuant to the Optional Redemption Right or the Special Optional Redemption Right (as defined in Section 6 below) unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock or any class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for shares of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to the Series A Preferred Stock), provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Stock, or any other class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series A Preferred Stock, by the Company pursuant to the Charter in order to ensure that the Company qualifies or remains qualified as a REIT, or the purchase or acquisition of Series A Preferred Stock or Parity Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock

4

4830-7890-3377 25

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(e) Notice of redemption pursuant to the Optional Redemption Right shall be mailed by the Company, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Prefeired Stock to be redeemed at their respective addi esses as they appear on the transfei records maintained by the Company’s transfer agent No failure to give such notice or defect therem or in the mailing thereof shall affect the validity of the proceedmgs for the redemption of any Senes A Preferred Stock except as to the holder to whom such notice was defective or not given, provided that, notice given to the last address of record shall be deemed to be valid notice In addition to any information required by law or by the applicable rules of any exchange upon which the Senes A Preferred Stock may be listed or admitted to trading, each such notice shall state (i) the redemption date, (ii) the redemption price, (in) the number of shares of Series A Preferred Stock to be redeemed, (iv) the procedures of The Depository Trust Company (“DTC”) for book entry transfer of shares of Series A Preferred Stock for payment of the redemption price, (v) that dividends on the shares of Senes A Preferred Stock to be redeemed will cease to accrue on such redemption date, and (vi) that payment of the redemption price plus an amount equal to all accrued but unpaid dividends thereon will be made upon book entiy tiansfer of such Series A Preferred Stock m compliance with DTC’s procedures If fewer than all of the shares of Senes A Piefened Stock held by any holder aie to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed or tlie method for detemiinmg such number Notwithstandmg anything else to the contiaiy herein, the Company shall not be lequired to piovide notice to the holder of Series A Preferred Stock m the event such holder’s Series A Preferred Stock is redeemed in Older foi the Company to qualify oi to mamtain its qualification as a REIT (f) Any redemption pursuant to this Section 5 may be made conditional on such factors as may be determined by the Board and set forth in the Company’s notice of redemption (g) If a redemption date falls after a Dividend Recoi d Date and on oi prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the correspondmg Dividend Payment Date, notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date shall be entitled to an amount equal to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to, but not including, the redemption date Except as provided herein, the Company shall malce no payment or allowance for unpaid dividends, whether or not in arrears, on Senes A Preferred Stock for which a notice of redemption pursuant to the Optional Redemption Right has been given 6 Special Optional Redemption by the Company (a) Upon the occurrence of a Change of Control/Delistmg (as defined below), the Company may, at its option, upon written notice mailed by the Company, postage pre-paid, not fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Senes A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company, redeem shares of the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, for cash at a redemption price of $25 00 per shaie plus an amount equal to all accrued but unpaid dividends thereon to, but not including, the redemption date (the “Special Optional Redemption Right”) No failure to give such notice or any defect thereto or m the mailing theieof shall affect the validity of the proceedmgs for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given If, prior to the Change of Control Conversion/Delisting Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to the Optional Redemption Right or the Special Optional Redemption Right), the holders of shares of Series A Preferred Stock will not have the conversion right described below m Section 7 with respect to shares of Series A Preferred Stock subject to such notice A “Change of Control/Delistmg” is when, after the original issuance of the Series A Prefeired Stock, any of the following has occurred and is contmuing 4830-7890-3377 25 Acknowledgment Number: 1000362010703173 Authentication Number: 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(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, diiectly or mdirectly, through a purchase, merger or other acquisition tiansaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally m the election of the Board (except that such person will be deemed to have beneficial owneiship of all secuiities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and (ii) following the closing of any transaction referred to m (i) above, neither the Company nor the acquiimg or survivmg entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American EEC (“NYSE Amencan”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to tlie NYSE, the NYSE American or NASDAQ (b) In addition to any mfonnation required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice of redemption of Series A Prefened Stock puisuant to tins Section 6 shall state (i) the ledemption date, (ii) the redemption price, (in) the number of shares of Series A Preferred Stock to be ledeemed, (iv) the procedures of DTC for book entry transfer of shares of Series A Pieferred Stock for payment of the redemption price, (v) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date, (vi) that payment of the ledemption price plus an amount equal to all accrued but unpaid dividends thereon will be made upon book entry transfer of such Series A Pieferred Stock m compliance with DTC’s proceduies, (vn) that the Series A Preferred Stock is being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control/Delistmg and a biief description of the tiansaction or transactions constituting such Change of Control/Delistmg, and (viii) that the holders of the Senes A Preferred Stock to which the notice relates will not be able to tender such Series A Preferred Stock for conversion m connection with the Change of Control/Delistmg and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control/Delistmg Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control/Delistmg Conversion Date If fewer than all of the shares of Series A Prefeired Stock held by any holdei are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed or the method foi determining such number In this case, the Company shall deteraime the number of shaies of Series A Preferied Stock to be redeemed as described m Section 5(b) above (c) If the Company has given a notice of redemption pursuant to the Special Optional Redemption Right and has set apart sufficient funds for the ledemption m trust for the benefit of the holdei s of the Series A Preferred Stock called for redemption, then firom and after the redemption date, such shares of Series A PrefeiTed Stock shall be treated as no longer being outstanding, no further dividends shall accrue and all other rights of the holders of such shares of Series A Preferred Stock shall terminate The holders of such shaies of Series A Preferred Stock shall retain their right to receive the redemption price per shaie plus an amount equal to all accrued but unpaid dividends to, but not including, the redemption date, without interest So long as full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid m cash or declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, includmg the repurchase of shaies of Series A Preferred Stock in open-market transactions and mdividual purchases at such prices as the Company negotiates, m each case as duly authorized by the Board (d) The holders of Series A Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series A Preferred Stock pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Company’s default m the payment of the dividend due Except as provided herein, the 4830-7890-3377 25 Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 7 of 18

Company shall make no payment or allowance for unpaid dividends, whetlier or not in arrears, on Senes A Preferred Stock foi which a notice of redemption puisuant to the Special Optional Redemption Right has been given 7 Conversion Right Upon a Change of Control/Delistmg (a) Upon the occuiience of a Change of Control/Delistmg, each holder of Series A Prefen ed Stock shall have the right, unless, prior to the Change of Control/ Delisting Conversion Date, the Company has provided or provides notice of election to redeem the Series A Preferred Stock in whole or m part pursuant to the Optional Redemption Right or the Special Optional Redemption Right, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control/Delistmg Conversion Right”), on a date specified by the Company that can be no earlier than 20 days and no later than 35 days following the date of delivery of the Change of Control/Delistmg Company Notice (as defined below) (the “Change of Control/Delistmg Conversion Date”), into a number of shares of Common Stock per share of Senes A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25 00 per share of Series A Preferred Stock, plus (y) the amount of any accrued but unpaid dividends thereon (whether or not declared) to, but not including, the Change of Control/Delistmg Conversion Date (unless the Change of Control/Delistmg Conversion Date is after a Dividend Record Date and prior to the correspondmg Dividend Payment Date, m which case no additional amount for such accmed but unpaid dividend will be included m this sum) by (ii) the Common Stock Price (as defined herein), and (B) 2 617801 (the “Share Cap”), subject to the following (i) The Share Cap shall be subject to pro rata adjustments foi any stock splits (including those effected pursuant to a distribution of shares of Common Stock), subdivisions or combinations (m each case, a “Share Split”) with respect to the shares of Common Stock as follows the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap m effect immediately prior to such Share Split multiplied hy (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split (ii) In the case of a Change of Contiol/Delistmg as a result of which holders of shares of Common Stock are entitled to receive consideration other than solely cash, including other securities, other property or assets (including cash or any combination thereof) with respect to or m exchange for shares of Common Stock (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall be entitled thereafter to convert (subject to the Optional Redemption Right or the Special Optional Redemption Right) such shaies of Series A Prefen ed Stock not into shaies of Common Stock but solely into the kind and amount of Alternative Form Consideration which the holder of shares of Series A Preferred Stock would have owned or been entitled to receive upon such Change of Control/Delistmg as if such holder of shaies of Series A Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control/Delistmg (the “Alternative Conversion Consideration”, and the Common Stoek Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control/Delistmg, shall be referred to herein as the “Conversion Consideration”) (ill) If the holders of shares of Common Stock have the opportunity to elect the form of consideration to be leceived m such Change of Control/Delistmg, the Conversion Consideiation shall be deemed to be the kind and amount of consideiation actually leceived by holders of a majority of shares of Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of shares of Common Stock that voted for such an election (if electmg between moie than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of shares of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control/Delistmg (iv) As used herein, the term “Common Stock Price” shall mean (i) if the consideration to be received m the Change of Control/Delistmg by holders of shares of Common Stock is solely cash, the amount of cash consideration per share of Common Stock, or (ii) if the consideration to be received in the Change of Control/Delistmg by holders of the shares of Common Stock is other than solely cash, (x) the average of 4830-7890-3377 25 Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 8 of 18

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the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting as reported on the principal U S securities exchange on which the shares of Common Stock are then traded, or (y) if the shares of Common Stock are not then listed for trading on a U S securities exchange, the average of the last quoted bid prices for the shares of Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc or a similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting

(b) Within 15 days following the occurrence of a Change of Control/Delisting, the Company shall provide to holders of shares of Series A Preferred Stock a notice of occurrence of the Change of Control/Delisting that describes the resulting Change of Control/Delisting Conversion Right (the "**Change of Control/Delisting Company Notice**") A failure to give such Change of Control/Delisting Company Notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom the Change of Control/Delisting Company Notice was defective or not given Each Change of Control/Delisting Company Notice shall state the following (i) the events constituting the Change of Control/Delisting, (ii) the date of the Change of Control/Delisting, (iii) the last date and time by which the holders of shares of Series A Preferred Stock may exercise their Change of Control/Delisting Conversion Right, (iv) the method and period for calculating the Common Stock Price, (v) the Change of Control/Delisting Conversion Date, (vi) that if, prior to the Change of Control/Delisting Conversion Date, the Company has provided or provides notice of its election to redeem all or any portion of the shares of Series A Preferred Stock pursuant to Section 5 or Section 6 above, holders shall not be able to convert shares of Series A Preferred Stock designated for redemption and such shares shall be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control/Delisting Conversion Right, (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock, (viii) the name and address of the paying agent and the conversion agent, and (ix) the procedures that the holders of share of Series A Preferred Stock must follow to exercise the Change of Control/Delisting Conversion Right

(c) The Company shall issue a press release for publication on the Dow Jones & Company, Inc , Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on the Company's website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides a Change of Control/Delisting Company Notice to the holders of shares of Series A Preferred Stock

(d) In order to exercise the Change of Control/Delisting Conversion Right, a holder of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control/Delisting Conversion Date, the certificates (if any) or book entries representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice, to the transfer agent Such conversion notice shall state (i) the relevant Change of Control/Delisting Conversion Date, (ii) the number of shares of Series A Preferred Stock to be converted, and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the Change of Control/Delisting Conversion Right set forth in this Section 7 Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of DTC

(e) Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control/Delisting Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company's transfer agent prior to 5 00 p m , New York City time, on the Business Day prior to the Change of Control/Delisting Conversion Date The notice of withdrawal must state (i) the number of withdrawn shares of Series A Preferred Stock, (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock, and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC

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(f) Shares of Series A Preferred Stock as to which the Change of Control/Delisting Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control/Delisting Conversion Right on the Change of Control/Delisting Conversion Date, unless prior to the Change of Control/Delisting Conversion Date, the Company provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to Section 5 or 6 above If the Company elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control/Delisting Conversion Date, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25 00 per share, plus an amount equal to any accrued and unpaid dividends thereon to, but not including, the redemption date

(g) In connection with the exercise of any Change of Control/Delisting Conversion Right, the Company shall comply with all U S federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of Common Stock Notwithstanding anything to the contrary contained herein, no holder of shares of Series A Preferred Stock shall be entitled to convert such shares of Series A Preferred Stock for shares of Common Stock to the extent that receipt of such shares of Common Stock would cause such holder (or any other person) to Beneficially Own shares of Common Stock in excess of the Aggregate Share Ownership Limit or the Ownership Limit

(h) No fractional shares of Common Stock shall be issued upon the conversion of the shares of Series A Preferred Stock in accordance with the Change of Control/Delisting Conversion Right In lieu of fractional shares, holders of the shares of Series A Preferred Stock shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price

(i) The Company shall deliver all shares of Common Stock, cash (including, without limitation, cash in lieu of fractional shares of Common Stock) and any other property owing upon conversion no later than the third Business Day following the Change of Control/Delisting Conversion Date Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered upon conversion shall be deemed to have become the holders of record thereof as of the Change of Control/Delisting Conversion Date

8 Voting Rights

(a) Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 8

(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive (a "**Preferred Dividend Default**"), the number of directors then constituting the Board shall be increased by two and the holders of shares of Series A Preferred Stock (voting separately as a class together with holders of the Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (the "**Voting Preferred Stock**")) shall be entitled to vote for the election of two additional directors of the Company (the "**Preferred Directors**"), until all unpaid dividends with respect to the Series A Preferred Stock and the Parity Preferred Stock for the past Dividend Periods that have ended shall have been fully declared and paid in cash

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until such Preferred Director's right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director's earlier death, disqualification, resignation or removal The election will take place at (i) either (A) a special meeting called in accordance with Section 8(d) below if the request is received more than 90 days before the date fixed for the Company's next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the

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date fixed foi the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held m place thereof, until all such dividends in arrears on the Series A Preferred Stock and Parity Preferred Stock have been paid in full A dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date (d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon the written request of holders of record of at least 10% of the outstanding shares of Senes A Preferred Stock and Voting Preferred Stock, a special meeting of the holders of Series A Preferred Stock and Voting Preferred Stock by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten nor more than 45 days after the date such notice is given The record date for determining holders of the Series A Preferred Stock and Votmg Prefen ed Stock entitled to notice of and to vote at such special meeting will be the close of business on the third Busmess Day preceding the day on which such notice is mailed At any such annual or special meeting, all of the holders of the Series A Preferred Stock and Votmg Pieferred Stock, by plurality vote, votmg togethei as a single class without legaid to class or series will be entitled to elect two directors on the basis of one vote per $25 00 of liquidation preference to which such Series A Preferred Stock and Votmg Piefened Stock are entitled by then terms (excluding amounts m lespect of accumulated and unpaid dividends) and not cumulatively The holder or holders of one-third of the Series A Preferred Stock and Voting Preferred Stock voting as a single class then outstanding, piesent in peison or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law Notice of all meetings at which holders of the Series A Preferred Stock and the Votmg Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records At any such meeting or adjournment thereof m the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred Stock and Voting Preferred Stock voting as a single class present in person or by proxy shall have tlie power to adjourn the meeting for the election of the Prefen ed Directors, without notice other than an announcement at the meeting, until a quorum is present If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock and the Voting Preferred Stock tliat would have been entitled to vote at such special meeting (e) If and when all accrued dividends on such Series A Pieferred Stock and all classes or series of Parity Preferred Stock for the past dividend periods that have ended shall have been fully paid, the right of the holders of Series A Preferred Stock and the Votmg Preferred Stock to elect such additional two directors shall immediately cease (subject to re-vesting m the event of each and eveiy Preferred Dividend Default), and the terai and office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly Any Piefeired Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and the Votmg Pieferred Stock (voting together as a single class) So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and Votmg Preferred Stock (voting together as a single class) Each of the Preferred Directors shall be entitled to one vote on any matter (f) So long as any shares of Series A Prefeired Stock lemain outstanding, m addition to any other vote or consent of holders of shares of the capital stock of the Company required by the Charter, the affirmative vote oi consent of the holdeis of at least two-thirds of the shares outstanding at the time of Series A Preferred Stock and Voting Preferred Stock (voting together as a single class), either m writing or at a meeting, will be required to authorize, create or issue, or mcrease the number of authorized or issued shares of, any Senior Stock or reclassify any authorized shares of capital stock of the Company into such Senior Stock, oi create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Stock In addition, so long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares outstanding at the time of Series A Preferred Stock, either m writing or at a meeting, will be required to amend, alter or repeal the provisions of the Charter or the tenns of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or 10 4830-7890-3377 25 Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 11 of 18

otherwise (an “Event”), so as to mateiially and adveisely affect any right, preference, privilege or voting power of the Senes A Preferred Stock, piovided, however, with respect to the occurrence of any Event, so long as the Series A Preferred Stock remains outstanding with tlie terms thereof materially unchanged, taking into account that, upon the occunence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Stock, and m such case such holdeis of Series A Preferred Stock shall not have any voting rights with respect to an Event, provided., further, that such vote or consent of the holders of Senes A Preferred Stock shall not be required uitli respect to any such amendment, alteration or repeal that equally affects the terms of the Senes A Prefeired Stock and the Voting Piefened Stock, if such amendment, alteiation oi repeal is approved by the affirmative vote oi consent of the holdeis of two-thirds of the shaies of Senes A Preferred Stock and the Voting Prefeiied Stock (voting togethei as a single class) Furthermore, if holders of shaies of die Series A Prefeired Stock shall receive the gi eater of the full hading price of the Series A Piefeired Stock on the date of an Event or the $25 00 per sliaie liquidation preference puisuant to the occurrence of an Event, then such holders shall not have any voting lights with lespect to such Event (g) So long as any shares of Series A Preferred Stock lemain outstanding, the holdeis of shaies of Series A Preferred Stock also shall have the exclusive right to vote on any amendment, alteration or repeal of the provisions of the Charter oi the terms of the Series A Preferred Stock on which holders of Senes A Preferred Stock are otherwise entitled to vote pursuant to the second sentence of Section 7(f) that would alter only the contract rights, as expressly set forth m the Charter, of the Senes A Preferred Stock, and the holders of any other classes oi series of the capital stock of the Company will not be entitled to vote on such an amendment, alteration or repeal With respect to any amendment, alteration or repeal of the provisions of the Charter or the terms of the Series A Prefen ed Stock that equally affects the terms of the Series A Preferred Stock and the Voting Preferred Stock, so long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock and the Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of the Charter or the tenns of the Series A Preferred Stock on which holders of Series A Preferred Stock are otherwise entitled to vote pursuant to the second sentence of Section 7(f) that would alter only the contiact rights, as expressly set forth in the Charter, of the Senes A Preferred Stock and the Voting Preferred Stock, and the holders of any other classes or series of the capital stock of the Company will not be entitled to vote on such an amendment, alteration or repeal (h) Holders of shares of Series A Pieferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (B) any issuance or increase m the number of authorized shares of Series A Prefeired Stock or the creation or issuance of any other class or series of capital stock, oi any issuance oi mciease in the number of authorized shaies of any class or senes of capital stock, in each case ranking on parity with or junioi to the Series A Preferred Stock with respect to the payment of dividends and the distiibution of assets upon liquidation, dissolution oi winding up of the Company Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting lights with lespect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other nghts or privileges of the Series A Preferred Stock (i) The foregoing voting provisions of this Section 8 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for ledemption upon proper piocedures pursuant to these Articles Supplementary and sufficient funds, in cash, shall have been deposited m trust to effect such redemption (]) In any matter m which the Senes A Piefened Stock may vote (as expressly provided herein), each share of Series A Prefen ed Stock shall be entitled to one vote per $25 00 of liquidation preference 9 Restrictions on Ownership and Tiansfer (a) As used herein, the following teims shall have the following meanings 11 4830-7890-3377 25 Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 12 of 18

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(i) **"Prohibited Series A Owner"** shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 9(c), would Beneficially Own or Constructively Own shares of Series A Preferred Stock in violation of Section 9(b), and, if appropriate in the context, shall also mean any Person who would have been the record owner of shares of Series A Preferred Stock that the Prohibited Owner would have so owned

(ii) **"Series A Beneficiary"** shall mean one or more beneficiaries of the Series A Trust as determined pursuant to Section 9(i), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code

(iii) **"Series A Excepted Holder"** shall mean a holder of Series A Preferred Stock for whom a Series A Excepted Holder Limit is created by the Board pursuant to Section 9(n)

(iv) **"Series A Excepted Holder Limit"** shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 9(n) and subject to adjustment pursuant to Section 9(n), the percentage limit established by the Board pursuant to Section 9(n)

(v) **"Series A Ownership Limit"** shall mean 9 8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Series A Preferred Stock The number and value of the outstanding shares of Series A Preferred Stock shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof

(vi) **"Series A Trust"** shall mean any trust provided for in Section 9(d)

(vii) **"Series A Trustee"** shall mean the Person unaffiliated with the Company and any Prohibited Series A Owner that is appointed by the Company to serve as trustee of the Series A Trust

(b) Prior to the Restriction Termination Date but subject to Section 9(q), (i) no Person, other than a Series A Excepted Holder, shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Series A Ownership Limit and (ii) no Series A Excepted Holder shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Series A Excepted Holder Limit for such Series A Excepted Holder

(c) If any Transfer of shares of Series A Preferred Stock occurs which, if effective or otherwise, would result in any Person Beneficially Owning or Constructively Owning shares of Series A Preferred Stock in violation of Section 9(b),

(i) then that number of shares of Series A Preferred Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 9(b) (rounded up to the nearest whole share) shall be automatically transferred to a Series A Trust for the benefit of a Series A Beneficiary, as described in Sections 9(d) through (i) below, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares, or

(ii) if the transfer to the Series A Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 9(b), then the Transfer of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 9(b) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Series A Preferred Stock

(d) Upon any purported transfer described in Section 9(c) that would result in a transfer of shares of Series A Preferred Stock to a Series A Trust, such shares of Series A Preferred Stock shall be transferred to the Series A Trustee as trustee of a Series A Trust for the exclusive benefit of one or more Series A Beneficiaries Such transfer to the Series A Trustee shall be effective as of the close of business on the Business Day prior to the

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purported transfer that results in the transfer to the Series A Trust pursuant to Section 9(c) The Series A Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Series A Owner Each Series A Beneficiary shall be designated by the Company as provided in Section 9(i) below

(e) Shares of Series A Preferred Stock held by the Series A Trustee shall continue to be issued and outstanding shares The Prohibited Series A Owner shall have no rights in the shares of Series A Preferred Stock held by the Series A Trustee The Prohibited Series A Owner shall not benefit economically from ownership of any shares of Series A Preferred Stock held in trust by the Series A Trustee, shall have no rights to dividends or other Distributions on such shares and shall not possess any rights to vote or other rights attributable to such shares of Series A Preferred Stock held in the Series A Trust

(f) The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to shares of Series A Preferred Stock held in the Series A Trust, which rights shall be exercised for the exclusive benefit of the Series A Beneficiary Any dividend or other Distribution paid prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Series A Trustee shall be paid by the recipient of such dividend or other Distribution to the Series A Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Series A Trustee Any dividend or other Distribution so paid over to the Series A Trustee shall be held in trust for the Series A Beneficiary The Prohibited Series A Owner shall have no voting rights with respect to shares of Series A Preferred Stock held in the Series A Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Series A Trustee, the Series A Trustee shall have the authority (at the Series A Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Series A Owner prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Series A Trustee and (ii) to recast such vote in accordance with the desires of the Series A Trustee acting for the benefit of the Series A Beneficiary, provided, however, that if the Company has already taken irreversible corporate action, then the Series A Trustee shall not have the authority to rescind and recast such vote Notwithstanding the provisions of this Section 9, until the Company has received notification that shares of Series A Preferred Stock have been transferred into a Series A Trust, the Company shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of holders of Series A Preferred Stock entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of holders of Series A Preferred Stock

(g) Within 20 days of receiving notice from the Company that shares of Series A Preferred Stock have been transferred to the Series A Trust, the Series A Trustee shall sell the shares held in the Series A Trust to a Person, designated by the Series A Trustee, whose ownership of the shares of Series A Preferred Stock will not violate the ownership limitations set forth in Section 9(b) Upon such sale, the interest of the Series A Beneficiary in the shares sold shall terminate and the Series A Trustee shall distribute the net proceeds of the sale to the Prohibited Series A Owner and to the Series A Beneficiary as provided in this Section 9(g) The Prohibited Series A Owner shall receive the lesser of (i) the price paid by the Prohibited Series A Owner for the shares or, if the Prohibited Series A Owner did not give value for the shares in connection with the event causing the shares to be held in the Series A Trust (*e g*,, in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Series A Trust and (ii) the price per share of Series A Preferred Stock received by the Series A Trustee from the sale or other disposition of the shares held in the Series A Trust The Series A Trustee may reduce the amount payable to the Prohibited Series A Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Series A Owner and are owed by the Prohibited Series A Owner to the Series A Trustee pursuant to Section 9(f) Any net sales proceeds in excess of the amount payable to the Prohibited Series A Owner shall be immediately paid to the Series A Beneficiary If, prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Series A Trustee, such shares are sold by a Prohibited Series A Owner, then (x) such shares shall be deemed to have been sold on behalf of the Series A Trust and (y) to the extent that the Prohibited Series A Owner received an amount for such shares that exceeds the amount that such Prohibited Series A Owner was entitled to receive pursuant to this Section 9(g), such excess shall be paid to the Series A Trustee upon demand

(h) Shares of Series A Preferred Stock transferred to the Series A Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Series A Trust (or, in the case of a devise or gift, the

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Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer The Company may reduce the amount payable to the Prohibited Series A Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Series A Owner and are owed by the Prohibited Series A Owner to the Series A Trustee pursuant to Section 9(f) The Company may pay the amount of such reduction to the Series A Trustee for the benefit of the Series A Beneficiary The Company shall have the right to accept such offer until the Series A Trustee has sold the shares held in the Series A Trust pursuant to Section 9(g) Upon such a sale to the Company, the interest of the Series A Beneficiary in the shares sold shall terminate and the Series A Trustee shall distribute the net proceeds of the sale to the Prohibited Series A Owner

(i) By written notice to the Series A Trustee, the Company may designate one or more nonprofit organizations to be the Series A Beneficiary of the interest in the Series A Trust such that (i) shares of Series A Preferred Stock held in the Series A Trust would not violate the restrictions set forth in Section 9(b) in the hands of such Series A Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code

(j) If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 9(b) or that a Person intends to acquire or has attempted to acquire Beneficial or Construction Ownership of any shares of Series A Preferred Stock in violation of Section 9(b) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares of Series A Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event, provided, however, that any Transfer or attempted Transfer in violation of Section 9(b)) shall automatically result in the transfer to the Series A Trust described above, or, if applicable, shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof

(k) Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock that will or may violate Section 9(b), or any Person who would have owned shares of Series A Preferred Stock that resulted in a transfer to the Series A Trust pursuant to Section 9(c), shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's qualification as a REIT

(l) Subject to Section 9(q), nothing contained in this Section 9 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of the stockholders in preserving the Company's status as a REIT

(m) The Board shall have the power to determine the application of any provisions of this Section 9 and any definition in Section 9(a), including in the case of an ambiguity in the application of any provisions of this Section 9 or any such definition, with respect to any situation based on the facts known to it In the event this Section 9 requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article V of the Charter or this Section 9 Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9(j) acquired Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock in violation of Section 9(b), such remedies (as applicable) shall apply first to the shares of Series A Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series A Preferred Stock based upon the relative number of the shares of Series A Preferred Stock held by each such Person

(n) Subject to Section 9(b), the Board, in its sole discretion, may (prospectively or retroactively) exempt a Person from the Series A Ownership Limit and establish or increase a Series A Excepted Holder Limit for such Person if

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Acknowledgment Number: 1000362010703173

(i) the Board obtains such representations, covenants and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of such shares of Series A Preferred Stock will violate Section 9(b),

(ii) such Person does not, and represents that it will not, actually own or Constructively Own an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to actually own or Constructively Own more than a 9 9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT, shall not be treated as a tenant of the Company), and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in this Section 9) will result in such shares of Series A Preferred Stock being automatically transferred to a Series A Trust in accordance with Sections 9(d) through (i) above

Prior to granting any exception pursuant to this Section 9(n), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception

(o) Subject to Section 5 7(ii)(a)(I)(B) of the Charter, an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or private resale of shares of Series A Preferred Stock may Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Series A Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or resale of such shares and provided that the restrictions contained in Section 5 7(ii)(a)(I) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such Shares

(p) Each certificate representing shares of Series A Preferred Stock, if certificated, shall bear a legend that substantially describes the foregoing restrictions on transfer and ownership or, instead of such legend, the certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge

(q) Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Section 9, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 9

10 Conversion The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company, except as provided in Section 7 above

11 Term The Series A Preferred Stock has no stated maturity date and shall not be subject to any sinking fund and is not subject to mandatory redemption The Company shall not be required to set aside funds to redeem the Series A Preferred Stock

12 Status of Redeemed or Repurchased Series A Preferred Stock All shares of Series A Preferred Stock redeemed, repurchased or otherwise acquired in any manner by the Company shall be retired and shall be restored to the status of authorized but unissued Preferred Stock, without designation as to series or class

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SECOND The shares of Series A Preferred Stock have been classified and designated by the Board under the authority contained in the Charter THIRD These Articles Supplementaiy have been approved by the Boaid m the mannei and by the vote required by law FOURTH The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true m all material respects and that this statement is made under the penalties for perjury [SIGNATURE PAGE FOLLOWS] CUST ID 0003591272 UORK ORDER 0004807849 DRTE-10-17-2017 09-42 AM ANT. PAID-$583 00 16 4830-7890-3377 25 Acknowledgment Number: 1000362010703173 Authentication Number: s5FdglZ0RkG5Ux2xVhkLIA Page 17 of 18

Acknowledgment Number: 1000362010703173

IN WITNESS WHEREOF Innovative Industrial Properties, Inc has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 16th day of October 2017

INNOVATIVE INDUSTRIAL PROPERTIES, INC

By ______________________
Paul Smithers Chief Executive Officer and President

Attest

By ______________________
Brian Wolfe, Secretary

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I, Bob Yeager, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of pages, inscribed with the same Authentication Code, is a true copy of the public record of the 700 East Pratt Street, 2nd Flr, Ste 2700, Baltimore, Maryland 21202 Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941 MRS (Maryland Relay Service) (800) 735-2258 TT/Voice Online Certificate Authentication Code: To verify the Authentication Code, visit http://dat.maryland.gov/verify I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation. In witness whereof, I have hereunto subscribed my signature and affi xed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this for (Department ID: ) Acknowledgement Number: STATE OF MARYLAND Department of Assessments and Taxation Certified Documents with a verifiable Authentication Code are Official, State-Approved Documents Bob Yeager Director D17319971 ARTICLES OF AMENDMENT-CORPORATION 1 INNOVATIVE INDUSTRIAL PROPERTIES, INC. 1000362012799245 m2CthQNnw0eDLWzDJou9cA October 14, 2026.

Acknowledgment Number: 1000362012799245Filing Date and Time: 6/3/2020 9:04:11 AM Page 1 of 1Authentication Number: m2CthQNnw0eDLWzDJou9cA

I, Bob Yeager, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of pages, inscribed with the same Authentication Code, is a true copy of the public record of the 700 East Pratt Street, 2nd Flr, Ste 2700, Baltimore, Maryland 21202 Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941 MRS (Maryland Relay Service) (800) 735-2258 TT/Voice Online Certificate Authentication Code: To verify the Authentication Code, visit http://dat.maryland.gov/verify I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation. In witness whereof, I have hereunto subscribed my signature and affi xed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this for (Department ID: ) Acknowledgement Number: STATE OF MARYLAND Department of Assessments and Taxation Certified Documents with a verifiable Authentication Code are Official, State-Approved Documents Bob Yeager Director D17319971 ARTICLES SUPPLEMENTARY-CORPORATION 3 INNOVATIVE INDUSTRIAL PROPERTIES, INC. 1000362014530424 KgdPPPaDGUGFu5c5pnodNg October 14, 2026.

CORPORATE CHARTER APPROVAL SHEET ** KEEP WITH DOCUMENT ** --------------------------Jjk. BUSINESS CODEDOCUMENT CODE Close P.A. Stock _ Religious Nonstock Merging/Converting _ Surviving/Resulting I Base Fee: Org. & Cap. Fee: Expedite Fee: Penalty: State Recordation Tax: State Transfer Tax: Certified Copies Copy Fee: Certificates Certificate of Status Fee: Personal Property Filings: NP Fund: Other: FEES REMITTED __ / ao 33 Credit Card Documents on Approved By: Reyed By:__ ]S lOMMENT(S): CERTIFIED COPY MADE 1000362014530424 ID B D17319971 PCK B 1000362014530424 PPGES: 0003INNOVATIVE INDUSTRIAL PROPERTIES, INC. 05/23/2024 AT 12:22 P WO B 0005199677 New Name Change of Name _ Change of Principal Office Change of Resident Agent Change of Resident Agent Address Resignation of Resident Agent Designation of Resident Agent and Resident Agent’s Address . Change of Business Code _ Adoption of Assumed Name . Other Change(s) Code Mt Attention: Mail: Names and Address CSC-LAWYERS INCORPORATING SERVICE COMPANY 7 ST. PAUL STREET SUITE 820BALTIMORE MD 21202 Stamp Work Order and Customer Number HERE OUST 10:0003983103 WORK ORDER:0005199677 DATE:05-23-2024 12:22 PM AMT. PAID.-$568.00 Acknowledgment Number: 1000362014530424 Authentication Number: KgdPPPaDGUGFu5c5pnodNg Page 1 of 3

Acknowledgment Number: 1000362014530424

MAY 2 3 2024

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

ARTICLES SUPPLEMENTARY

9.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

Innovative Industrial Properties, Inc., a Maryland corporation (the "**Company**"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "**SDAT**") that:

FIRST: By Articles Supplementary filed with the SDAT on October 16, 2017 (the "**Prior Articles Supplementary**"), the Company classified and designated 690,000 shares (the "**Prior Shares**") of its authorized but unissued preferred stock, par value $0.001 per share ("**Preferred Stock**"), as a separate series of Preferred Stock designated as the "9.00% Series A Cumulative Redeemable Preferred Stock" of the Company (the "**Series A Preferred Stock**"), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such Series A Preferred Stock, all as set forth in the Prior Articles Supplementary.

SECOND: The Board of Directors of the Company (the "**Board**"), or a duly authorized committee thereof, adopted resolutions on or as of August 14, 2017, that authorized the issuance of up to all of the Prior Shares of Series A Preferred Stock.

THIRD: Pursuant to authority expressly vested in the Board by Article V of the Second Articles of Amendment and Restatement of the Company (which, as amended and supplemented from time to time, together with these Articles Supplementary, are referred to herein as the "**Charter**") and Section 2-208 of the Maryland General Corporation Law, the Board adopted resolutions on or as of May 15, 2024 that duly classified and designated 22,660,000 shares (the "**Additional Shares**") of authorized but unissued Preferred Stock as additional shares of Series A Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Prior Articles Supplementary. After giving effect to the foregoing classification and designation, the total number of shares of Series A Preferred Stock that the Company has the authority to issue under the Charter is 23,350,000 shares.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the SDAT accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chief Executive Officer and President of the Company acknowledges these Articles Supplementary to be the act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Innovative Industrial Properties, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and President, and attested to by its Secretary on this 22nd day of May, 2024. INNOVATIVE INDUSTRIAL PROPERTIES, INC. By; /s/ Paul Smithers Paul Smithers, Chief Executive Officer and President Attest: By; /s/ Brian Wolfe Brian Wolfe, Secretary CUST 10:0003983103 MORK ORDER:0005199677 DRTE:05-23-2024 12:22 PM AMT. PAID:$568.00 4854-3662-0478.2 Acknowledgment Number: 1000362014530424 Authentication Number: KgdPPPaDGUGFu5c5pnodNg Page 3 of 3

I, Bob Yeager, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of pages, inscribed with the same Authentication Code, is a true copy of the public record of the 700 East Pratt Street, 2nd Flr, Ste 2700, Baltimore, Maryland 21202 Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941 MRS (Maryland Relay Service) (800) 735-2258 TT/Voice Online Certificate Authentication Code: To verify the Authentication Code, visit http://dat.maryland.gov/verify I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation. In witness whereof, I have hereunto subscribed my signature and affi xed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this for (Department ID: ) Acknowledgement Number: STATE OF MARYLAND Department of Assessments and Taxation Certified Documents with a verifiable Authentication Code are Official, State-Approved Documents Bob Yeager Director D17319971 ARTICLES OF AMENDMENT-CORPORATION 4 INNOVATIVE INDUSTRIAL PROPERTIES, INC. 1000362015458369 LRYDzyTsakqTL_KNicv9nQ October 14, 2026.

CORPORATE CHARTER APPROVAL SHEET ** EXPEDITED SERVICE ** 3DOCUMENT CODE_______ # Dn"Mqq ii Close________ Stock P.A. ________ Religious Merging /Converting_______ BUSINESS CODE / Nonstock Surviving/Resulting Base Fee: Org. & Cap. Fee: Expedite Fee: Penalty: State Recordation Tax: State Transfer Tax: Certified Copies Copy Fee: Certificates Certificate of Status Fee: Personal Property Filings: NP Fund: Other: FEES REMITTED _________ _______ 4HH5' ______ Credit Card Documents on TOTAL FEES:v Check_______ Cash Checks Approved By: ^5 Keyed By:________ COMMENT(S): eror ** KEEP WITH DOCUMENT ** Designation of Resident Agent and Resident Agent’s Address Change of Business Code Adoption of Assumed Name Other Change(s) Code Attention: Mail: Names and Address fiSHLRND CORPORfiTE SERVICES, LLC 2405 YORK ROOD SUITE 201 LUTHERVILLE THIONIUM MD 21093-2264 CUST 10:0004069306 WORK ORDER:0005285880 DPTE:09-24-2026 01:21 PM AMT. PfiID:$589.00 Acknowledgment Number: 1000362015458369 Authentication Number: LRYDzyTsakqTL_KNicv9nQ Page 1 of 4

Docusign Envelope ID; 5DD15F62-61A5-8BAD-80F7-06E6599F9C34 INNOVATIVE INDUSTRIAL PROPERTIES, INC. ARTICLES OF AMENDMENT Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”) certifies to the State Department of Assessments and Taxation of Maryland that: FIRST: The first two sentences of Section 5.1 of the Second Articles pf Amendment and Restatement (the “Charter”) of the Company currently specify that (i) the total number of Shares that the Company shall have authority to issue, each with a par value of $0,001 per share, is 100.000. 000 Shares, consisting of (a) 50,000,000 shares of common stock (the “Common Stock”) and (b) 50,000,000 shares of preferred stock (the “Preferred Stock”) and (ii) the aggregate par value of all authorized shares of stock having par value is $100,000. SECOND: The Charter of the Company is hereby further amended, as of the Effective Time (as defined below), by deleting the first two sentences of Section 5.1 in their entirety and replacing them with the following: “SECTION 5.1 AUTHORIZED SHARES. The total number of Shares that the Company shall have authority to issue, each with a par value of $0,001 per share, is 175,000,000 Shares, consisting of (a) 100,000,000 shares of common stock (the “Common Stock”) and (b) 75.000. 000 shares of preferred stock (the “Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $175,000.” THIRD: The total number of shares of stock which the Company has authority to issue immediately prior to the foregoing amendment is 100,000,000, consisting of 50,000,000 shares of Common Stock, par value $0,001 per share, and 50,000,000 shares of Preferred Stock, par value $0,001 per share. Immediately prior to the foregoing amendment, the aggregate par value of all authorized shares of stock having par value is $100,000. FOURTH: The total number of shares of stock which the Company has authority to issue pursuant to the foregoing amendment is 175,000,000, consisting of 100,000,000 shares of Common Stock, par value $0,001 per share, and 75,000,000 shares of Preferred Stock, par value $0,001 per share. FIFTH: The amendment to the Charter set forth above has been approved by a majority of the board of directors of the Company as required by the Maryland General Corporation Law. The amendment set forth herein is limited to changes expressly authorized to be made without action by the stockholders of the Company by, as applicable, (a) Seetion 2-105(a)(13) of the Maryland General Corporation Law and the Charter of the Company; or (b) Section 2-605 of the Maryland General Corporation Law. SIXTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, if any, of the Company’s classes of stock remain unchanged by these Articles of Amendment. SEVENTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by the foregoing amendment. 4903-3589-9089.1 Acknowledgment Number: 1000362015458369 Authentication Number: LRYDzyTsakqTL_KNicv9nQ Page 2 of 4

Docusign Envelope ID: EDD15F62-61A5-8BAD-80F7-06E6599F9C34 EIGHTH: These Articles of Amendment shall become effective at 12:01 a.m. EDT on September 25, 2026 (the “Effective Time”). NINTH: The undersigned officer of the Company acknowledges these Articles of Amendment to be the corporate act of the Company, and as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, infonnation and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury. ' [Signature Page Follows] COST 10:0004069306 WORK OROER:0005285880 OPTE;09-24-2026 01:21 PM AMT. PflIO:$589.00 4903-3589-9089.1 Acknowledgment Number: 1000362015458369 Authentication Number: LRYDzyTsakqTL_KNicv9nQ Page 3 of 4

Docusign Envelope ID; EDD15F62-61A5-8BAD-80F7-06E6599F9C34 IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Operating Officer and Secretary on this 23rd day of September, 2026. INNOVATIVE INDUSTRIAL PROPERTIES, INC. DocuSigned by: By: _________ Paul E. Smithers, Chief Executive Officer and President Attest: -Signed by: By: _________ Catherine Hastings, Chief Operating Officer and Secretary -C-ra917F3Q07F49C7- 4903-3589-9089.1 Acknowledgment Number: 1000362015458369 Authentication Number: LRYDzyTsakqTL_KNicv9nQ Page 4 of 4